SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2021

(Exact name of registrant as specified in its charter)
UNION BANKSHARES, INC.

(State or other jurisdiction		(Commission	(IRS Employer
of incorporation)		File Number)	Identification Number)
VT		001-15985	03-0283552

(Address of principal executive offices)			(Zip Code)
20 Lower Main St., P.O. Box 667			05661-0667
Morrisville	,	VT

Registrant's telephone number, including area code: (802) 888-6600

(Former name or former address, if changed since last report)
Not applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
At the Union Bankshares, Inc. annual meeting of shareholders held on May 19, 2021, Director Steven J. Bourgeois retired from his position as director of Union Bankshares, Inc. and Union Bank as he had reached the mandatory retirement age.

Item 5.07: Submission of Matters to a Vote of Security Holders
The Company held its annual meeting of shareholders on May 19, 2021. Of 4,480,454 shares outstanding on the record date of the meeting (March 26, 2021) and entitled to vote, 3,676,396 shares were represented in person or by proxy. The following two matters were voted on by the shareholders and approved at the meeting:
1.To fix the number of directors at nine for the ensuing year and to elect the following individuals as directors to serve a one year term:

Nominees	Votes For	Votes Withheld	Broker Non-votes
Joel S. Bourassa	2,625,984	104,690	945,722
Dawn D. Bugbee	2,642,241	88,433	945,722
John M. Goodrich	2,630,021	100,653	945,722
Nancy C. Putnam	2,687,714	42,960	945,722
Gregory D. Sargent	2,695,330	35,344	945,722
Timothy W. Sargent	2,632,454	98,220	945,722
David S. Silverman	2,706,593	24,081	945,722
John H. Steel	2,614,616	116,058	945,722
Cornelius J. Van Dyke	2,631,028	99,646	945,722

2.To ratify the appointment of the firm of Berry Dunn McNeil & Parker, LLC as the Company’s external auditors for 2021. The number of votes in favor was sufficient to ratify the appointment.

Votes For	Votes Against	Abstained
3,649,668	8,176	18,552

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Union Bankshares, Inc.

May 20, 2021	/s/ David S. Silverman
David S. Silverman
President and Chief Executive Officer

May 20, 2021	/s/ Karyn J. Hale
Karyn J. Hale
Chief Financial Officer

EXHIBIT INDEX

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